UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2008

FLEXTRONICS INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore (State or other jurisdiction of Incorporation)	0-23354 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

One Marina Boulevard, # 28-00, Singapore (Address of principal executive offices)	018989 (Zip Code)
Registrant’s telephone number, including area code: (65) 6890-7188
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Approval of Amendments to 2001 Equity Incentive Plan
On September 30, 2008, Flextronics International Ltd. (“Flextronics”) held its Annual General Meeting of Shareholders. At the annual meeting, Flextronics’s shareholders approved amendments to the company’s 2001 Equity Incentive Plan (the “2001 Plan”). The amendments to the 2001 Plan, which became effective on September 30, 2008, provide for:
(1)	an increase in the sub-limit on the maximum number of ordinary shares which may be issued as share bonus awards under the 2001 Plan from 15,000,000 ordinary shares to 20,000,000 ordinary shares;
(2)	an increase in the sub-limit on the maximum number of ordinary shares subject to awards which may be granted to a person under the 2001 Plan in any calendar year from 4,000,000 ordinary shares to 6,000,000 ordinary shares; and
(3)	an increase of the 2001 Plan share reserve by 20,000,000 ordinary shares to an aggregate of 62,000,000 ordinary shares (not including shares available under plans consolidated into the 2001 Plan).
The foregoing description is subject to, and qualified in its entirety by, reference to the full text of the 2001 Plan, which is attached hereto as Exhibit 10.01 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     The following exhibits are filed with this Report on Form 8-K:

Exhibit

10.01	Flextronics International Ltd. 2001 Equity Incentive Plan, as amended through September 30, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.
Date: October 2, 2008	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	Flextronics International Ltd. 2001 Equity Incentive Plan, as amended through September 30, 2008